Exhibit 10.23
TELEFLEX INCORPORATED 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made as of the Grant Date (set forth below) between Teleflex Incorporated (the “Company”) and the individual below (referred to herein as “Participant”):

Participant:
Grant Date:
Terms used in this Agreement with initial capital letters without definition are defined in the Teleflex Incorporated 2014 Stock Incentive Plan (the “Plan”) and have the same meaning in this Agreement.
1.Restricted Stock Unit Award. On the Grant Date, the Company hereby grants to Participant a Stock Award consisting of, in the aggregate, the number of restricted Stock Units set forth below. Each Stock Unit represents the right to receive one share of the Company’s common stock, par value $1.00 per share (the “Shares”), pursuant and subject to the terms of this Agreement and the Plan, a copy of which has been delivered or made available to Participant and is incorporated herein by reference. The Stock Award is hereinafter referred to as the “Restricted Stock Unit Award.” The number of Stock Units and the rights granted under this Agreement are subject to adjustment and modification as provided in the Plan. Accordingly, the total number of Stock Units referred to in this Section means, at any relevant time, the number of Stock Units stated below as such number shall then have been adjusted pursuant to the Plan.

Number of Restricted Stock Units:
2.Vesting. Subject to the terms of the Plan, the Restricted Stock Unit Award shall become 100% vested on _________________ (the “Vesting Date”), unless Participant has a Termination of Employment prior to such date. Notwithstanding the foregoing, in the event of a Change of Control prior to both the Vesting Date and Participant’s Termination of Employment, the Restricted Stock Unit Award shall vest in full.
3.Termination of Employment. Except as otherwise set forth in the Plan or this Agreement:
(a)In General. If Participant’s Termination of Employment occurs before the Vesting Date for a reason other than Participant’s death, Disability or Retirement: (i) the Restricted Stock Unit Award will automatically be canceled and forfeited on the date of Participant’s Termination of Employment and Participant shall not be entitled to any further rights in respect thereof and (ii) the Company’s obligation with respect to the Restricted Stock Unit Award shall terminate and be of no further force or effect.
Notwithstanding any provision of the Plan to the contrary, if Participant is an Employee on the Grant Date and Participant’s employment with the Company and its Affiliates as an Employee terminates but Participant continues to provide services to the Company and its Affiliates in a Consultant or Non-employee Director capacity immediately following such termination of employment, (i) the change in employment status from Employee to Consultant or Non-employee Director shall not be treated as a Termination of Employment for purposes of this Agreement; and (ii) Participant shall be treated as having a Termination of Employment for purposes of this Agreement upon the date Participant ceases to be a Consultant (i.e., the date the applicable consulting agreement terminates) or the date Participant ceases to be a Non-employee Director (i.e., the date of termination from membership on the Board), as applicable. If Participant’s status changes from Employee to Consultant or Non-employee Director, the terms of this Agreement and the terms of the Plan applicable to Stock Awards awarded to Employees shall continue to apply to the Restricted Stock Unit Award (e.g., if Participant becomes a Non-employee Director the terms of the Plan applicable to Stock Awards awarded to Non-employee Directors do not become applicable to the Restricted Stock Unit Award).
(b)Death or Disability. If Participant’s Termination of Employment occurs due to Participant’s death or Disability before the Vesting Date, the Restricted Stock Unit Award shall become vested in full effective as of the date of such Termination of Employment.

(c)Retirement. If Participant’s Termination of Employment occurs due to Participant’s Retirement before the Vesting Date, the Restricted Stock Unit Award will become vested on the date of Participant’s Termination of Employment on a prorated basis (rounded up or down to the nearest whole Share) based upon the full months between the Grant Date and the end of the month in which the Termination of Employment due to Retirement occurs divided by 36, provided, however, that in the case of a Retirement due to a voluntary Termination of Employment, the terms of this subsection (c) shall not apply with respect to any Restricted Stock Unit Award granted less than six months prior to the effective date of such Termination of Employment.
4.No Shareholder Rights. The Restricted Stock Unit Award is a contractual obligation of the Company to issue shares to the Participant upon vesting, subject to the terms and conditions in the Plan and this Agreement. As a result and notwithstanding anything set forth herein or in the Plan to the contrary, Participant (and Participant’s designated beneficiary) shall have no rights as a shareholder of the Company with respect to the Shares until the date the Restricted Stock Unit Award is vested and, therefore, among other things, shall not be entitled to receive any cash dividends paid on the Shares before the Restricted Stock Unit Award is vested (i.e., there are no accumulated unpaid dividends to which a Participant (or beneficiary) is entitled upon the vesting of the Restricted Stock Unit Award) or to any voting rights in respect of the Shares until the Restricted Stock Unit Award is vested and then, after the Restricted Stock Unit Award is vested, the Participant (or beneficiary) shall have such rights only to the extent the Restricted Stock Unit Award is vested.
5.Issuance of Shares. Unless Participant has elected to defer receipt of Shares under the Teleflex Incorporated Deferred Compensation Plan (“Deferred Compensation Plan”), upon the vesting of the Restricted Stock Unit Award, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, Participant (or Participant’s designated beneficiary in the event of Participant’s death) shall be issued Shares equal to the number of Stock Units stated in Section 1 hereof multiplied by the percentage of the Restricted Stock Unit Award that is vested. The Company may elect to have such Shares issued pursuant to an electronic transfer to Participant’s (or Participant’s designated beneficiary’s in the event of Participant’s death) brokerage account or pursuant to a stock certificate or certificates registered in Participant’s (or Participant’s designated beneficiary’s in the event of Participant’s death) name representing such Shares. If Participant has elected to defer receipt of Shares under the Deferred Compensation Plan, upon the vesting of the Restricted Stock Unit Award, Shares equal to the number of Stock Units stated in Section 1 hereof multiplied by the percentage of the Restricted Stock Unit Award that is vested shall be credited to Participant’s account under the Deferred Compensation Plan and shall thereafter be governed by the terms of the Deferred Compensation Plan.
6.Non-Transferability. The Restricted Stock Unit Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including, but not limited to, any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date the Restricted Stock Unit Award is vested and settled in accordance with the terms hereof.
7.Governing Law/Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Delaware bear a substantial relationship to the parties and/or this Agreement and that the Restricted Stock Unit Award and benefits granted herein would not be granted without the governance of this Agreement by the laws of the State of Delaware. In addition, all legal actions or proceedings relating to this Agreement shall be brought exclusively in state or federal courts located in the Commonwealth of Pennsylvania and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. In the event that it becomes necessary for the Company to institute legal proceedings under this Agreement, Participant shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.
8.Interpretation and Administration. The parties agree that the interpretation of this Agreement shall rest exclusively and completely within the sole discretion of the Administrator. The parties agree to be bound by the decisions of the Administrator with regard to the interpretation of this Agreement and with regard to any and all matters set forth in this Agreement. The Administrator may delegate its functions under this Agreement to an officer of the Company designated by the Administrator (hereinafter the “designee”). In fulfilling its responsibilities hereunder, the Administrator or its designee may rely upon documents, written statements of the parties or such other material as the Administrator or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Administrator or its designee and that any decision of the Administrator or its designee relating to this Agreement shall be final and binding unless such decision is arbitrary and capricious.
9.Electronic Delivery and Consent to Electronic Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Unit Award grant hereunder and participation in the Plan or future Stock Awards that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, including the acceptance of Stock Award grants and the execution of Stock Award grant agreements through electronic signature. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form.
10.Notices. All notices, requests, consents and other communications required or provided hereunder shall be in writing and, if to the Company, shall be delivered or mailed to its principal office, and, if to Participant, shall be delivered either personally or mailed to the address of Participant appearing on the books and records of the Company.
11.Prompt Acceptance of Agreement. The Restricted Stock Unit Award evidenced by this Agreement shall, at the discretion of the Administrator, be forfeited if this Agreement is not manually executed and returned to the Company, or electronically executed by Participant by indicating Participant’s acceptance of this Agreement in accordance with the acceptance procedures set forth on the Company’s third-party equity plan administrator’s web site, within 90 days of the Grant Date.
12.Entire Agreement. This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.
13.Amendment. This Agreement may not be modified, supplemented or otherwise amended other than pursuant to a written agreement between Company and Participant.
14.No Third-Party Beneficiary. This Agreement is made for the benefit of the Company and any Subsidiary or other Affiliate employing Participant during the term hereof.
15.Participant Acknowledgements. In accepting the Restricted Stock Unit Award, Participant acknowledges and agrees that:

(a)Any notice period mandated under Applicable Law shall not be treated as service for the purpose of determining the vesting of the Restricted Stock Unit Award; and Participant’s right to vesting of Shares in settlement of the Restricted Stock Unit Award after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under Applicable Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.
(b)The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c)The grant of the Restricted Stock Unit Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock unit awards or other Awards, or benefits in lieu of restricted stock unit awards or other Awards, even if restricted stock unit awards or other Awards have been granted repeatedly in the past. All decisions with respect to future restricted stock unit award grants or other Award grants, if any, will be at the sole discretion of the Company.
(d)Neither this Agreement nor Participant’s participation in the Plan (i) constitutes a contract of employment or guarantee of employment of Participant for any length of time; (ii) creates a right to further service with the Company, a Subsidiary or another Affiliate; or (iii) shall limit or interfere in any way with the right of the Company, a Subsidiary or another Affiliate to terminate Participant’s service at any time, with or without Cause, subject to Applicable Law.
(e)Participant is voluntarily participating in the Plan.
(f)The Restricted Stock Unit Award is (i) an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or any Affiliate, and which is outside the scope of Participant’s employment contract, if any; and (ii) not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service options, pension or retirement benefits or similar payments.
(g)The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.
(h)No claim or entitlement to compensation or damages arises from termination of the Restricted Stock Unit Award or diminution in value of the Restricted Stock Unit Award or Shares and Participant irrevocably releases the Company and any Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such a claim.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
17.Right of Set-Off. By accepting this Restricted Stock Unit Award, Participant consents to a deduction from, and set-off against, any amounts owed to Participant by the Company or any Affiliate from time to time (including, but not limited to, amounts owed to Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company or Affiliate under this Agreement.
18.Withholding Tax.

(a)Generally. Participant is liable and responsible for all taxes owed in connection with the Restricted Stock Unit Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock Unit Award.
(b)Payment of Withholding Taxes. Prior to any event in connection with the Restricted Stock Unit Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), Participant is required to arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. Unless Participant elects to satisfy the Tax Withholding Obligation by an alternative means that is then permitted by the Company, Participant’s acceptance of this Agreement constitutes Participant’s instruction and authorization to the Company to withhold on Participant’s behalf the number of Shares from those Shares issuable to Participant under this Restricted Stock Unit Award as the Company determines to be sufficient to satisfy the Tax Withholding Obligation as and when any such Tax Withholding Obligation becomes due. In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall not exceed the minimum required by applicable law and regulations.
19.No Representations Regarding Tax Treatment or Consequences. Participant acknowledges and agrees that (a) the Company has made no representations or warranties to Participant with respect to the tax treatment or consequences (including, but not limited to, income tax treatment or consequences) related to the Restricted Stock Unit Award granted under this Agreement or the treatment or consequences of any tax withholding in connection with the vesting of the Restricted Stock Unit Award; (b) the Company does not commit to structure the terms of the grant or any other aspect of the Restricted Stock Unit Award to reduce or eliminate Participant’s tax liability or any Tax Withholding Obligations; and (c) Participant is in no manner relying on the Company or its representatives for an assessment of such tax treatment or consequences. Participant also acknowledges that (y) the Company has no responsibility to structure the Restricted Stock Unit Award or the vesting of the Restricted Stock Unit Award or to take or refrain from taking any other actions in order to achieve a certain tax result for Participant; and (z) there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Unit Award or disposition of the underlying Shares and that Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition..
20.Headings. Section and subsection headings contained in this Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
21.Acceptance. Participant acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Unit Award subject to all of the terms and conditions of the Plan and this Agreement.
22.Data Privacy.
(a)Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials by and among, as applicable, the Company and any Subsidiaries or other Affiliates for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If Participant does not choose to participate in the Plan, his or her employment status or service with the Company and any Subsidiaries or other Affiliates will not be adversely affected.

(b)Participant understands that the Company and any Subsidiaries or other Affiliates may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all equity awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan (the “Data”).

(c)Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.

(d)Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. Participant understands that if he or she resides in certain jurisdictions, to the extent required by Applicable Law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the Restricted Stock Unit Award, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Company and any Subsidiaries or other Affiliates will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant Participant an Award under the Plan or administer or maintain this Restricted Stock Unit Award. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Restricted Stock Unit Award). Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
23.Country-Specific Terms, Conditions, and Notices. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit Award shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Appendix”). Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant unless determined otherwise by the Company.

TELEFLEX INCORPORATED

By:

Name:

Title:

Attest:

Name
Title:

Accepted by:

Participant
4888-5685-2044.2

APPENDIX TO
TELEFLEX INCORPORATED 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-US PARTICIPANTS
This Appendix includes additional notifications, terms and conditions that govern the Restricted Stock Unit Award granted to Participant under the Plan if Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or this Agreement.
Participant understands and agrees that the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Restricted Stock Unit Award vests under the Plan and this Agreement.
Participant further understands and agrees that if Participant is a citizen or resident of a country other than the one in which Participant is working as of the Grant Date, transfers employment after the Grant Date of the Restricted Stock Unit Award, or is considered a resident of another country for Applicable Law purposes, the information contained herein may not apply to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BRAZIL
Terms and Conditions
Nature of Grant
The following provisions supplement Section 15 of this Agreement.
By accepting this Restricted Stock Unit Award, Participant acknowledges, understands and agrees that (i) Participant is making an investment decision, (ii) Participant will be entitled to vest in the Restricted Stock Unit Award, and receive Shares pursuant to the Restricted Stock Unit Award, only if the vesting conditions are met and any necessary services are rendered by Participant between the Grant Date and the vesting date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.
Compliance with Law
By accepting this Restricted Stock Unit Award, Participant acknowledges, understands and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the acquisition of the Shares, the receipt of any dividends, and the sale of Shares acquired under the Plan.
Notifications
Exchange Control Information
If Participant is a resident or is domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil, including any Shares acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.
Tax on Financial Transaction
If Participant repatriates the proceeds from the sale of Shares or receipt of any cash dividends and converts the funds into local currency, Participant may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to pay any applicable Tax on Financial Transactions arising from participation in the Plan. Participant should consult with Participant’s personal tax advisor for additional details.
CHILE
Notifications
Exchange Control Information

Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if Participant decides to repatriate such funds, Participant must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If Participant’s aggregate investments held outside of Chile meets or exceeds US$5,000,000 (including the value of Shares received under the Plan), Participant must report the status of such investments quarterly to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to receiving proceeds from the sale of Shares or from the receipt of dividends paid on Shares.

Securities Law Information
The offer of the Restricted Stock Unit Award constitutes a private offering in Chile effective as of the Grant Date. The offer of the Restricted Stock Unit Award is made subject to general ruling n° 336 of the Commission for the Financial Market (Comisión para el Mercado Financiero, “CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock Unit Award is not registered in Chile, the Company is not required to provide information about the Restricted Stock Unit Award or Shares in Chile. Unless the Restricted Stock Unit Award and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires Chilean residents to report the details of their foreign investments on an annual basis. Further, if Participant wishes to receive a credit against Participant’s Chilean income taxes for any taxes paid abroad, Participant must also report the payment of taxes abroad to the CIRS. These reports must be submitted electronically through the CIRS website at www.sii.cl in accordance with applicable deadlines. In addition, Shares acquired upon settlement of the Restricted Stock Unit Award must be registered with the CIRS’s Foreign Investment Registry.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement
By accepting this Restricted Stock Unit Award, Participant acknowledges that pursuant to Article 128 of the Columbia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes. Therefore, the Restricted Stock Unit Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, including but not limited to legal/fringe benefits, vacations, indemnities, payroll taxes and social insurance contributions.
Securities Law Information
The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this Agreement should be construed as the making of a public offer of securities in Colombia.
Notifications
Exchange Control Notification
Investments in assets located outside of Colombia (including the Shares) are subject to registration with the Central Bank (Banco de la República) as a foreign investment held abroad, regardless of value. Further, upon the sale of any Shares that have been registered with the Central Bank, the registration must be cancelled by March 31 of the year following the sale. You may be subject to fines for failing to cancel such registration.
All payments for investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).
Foreign Asset/Account Reporting Notification
An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described in detail, including the jurisdiction in which it is located, its nature and its value.

NEW ZEALAND
Notification

Securities Law Notice. The Participant is being offered an opportunity to participate in the Plan.  In compliance with New Zealand securities law, the Participant is hereby notified that all documents related to the Plan have either been provided to the Participant or are available via the website or hard copy.

A copy of the above documents will be provided to the Participant, free of charge, on written request to the Company.

Notwithstanding any other provisions of the Plan, every covenant or other provisions set out in exclusion under Schedule 1 of the New Zealand Financial Markets Conduct Act 2013 ("FMCA") or in an exemption or modification granted from time to time by the Financial Markets Authority in respect of the Plan or which applies to the Plan pursuant to its powers under the FMCA and required to be included in the Plan in order for that exclusion, exemption or modification to have full effect, is deemed to be contained in the Plan.  To the extent that any covenant or other provision deemed by this clause to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail.

The Participant is encouraged to read the provided materials carefully before making a decision whether to participate in the Plan.  The Participant should consult a tax advisor for specific information concerning personal tax situation with regard to Plan participation.

Warning. If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference Shares have been paid. The Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an equity incentive plan.

As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.

The Participant has a right, upon request, to receive from the Company free of charge, a copy (or electronic copy) of the Company’s relevant financial statements for the most recently completed financial year and the auditor’s report.  The relevant financial statements are those of the Company and its Subsidiaries prepared in accordance with US GAAP for the most recently completed accounting period. Please address any such requests to Global Compensation.

The Participant is encouraged to ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.

015184.000077 4882-7508-5390.2